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                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ames Department Stores, Inc. on Form S-3 of our report dated March 11, 1998 on Hills Stores Company and subsidiaries' consolidated financial statements included in Registration Statement No. 333-75699 of Ames Department Stores, Inc. We also consent to the incorporation by reference of the references to us under the headings "Selected Financial Data" and "Experts" in Registration Statement No. 333-75699.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 18, 1999